Exhibit 107

Calculation of Filing Fee Tables

S-4

(Form Type)

SVF Investment Corp. 3

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(3)	Proposed Maximum Offering Price Per Unit(4)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock	Other	41,040,000(1)	$9.85	$404,244,000	0.0000927	$37,473.42
	Equity	Class A Common Stock	Other	487,379,565(2)	$9.85	$4,800,688,715.25	0.0000927	$445,023.85
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—		—	—	—	—	—
	Total Offering Amounts
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$482,497.27

(1)

The number of shares of Class A common stock of the Post-Combination Company (as defined in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”)) being registered in connection with the Domestication (as defined in the proxy statement/prospectus) includes (i) 32,000,000 SVF Investment Corp. 3 (“SVF 3”) Class A ordinary shares that were sold pursuant to SVF 3’s Registration Statement on Form S-1 (File No. 333-252788), each of which will automatically convert into shares of Class A common stock in the Domestication and remain outstanding following the consummation of the Business Combination (as defined herein) as described in the proxy statement/prospectus, (ii) 1,040,000 private placement Class A ordinary shares sold in connection with the SVF 3 IPO (as defined in the proxy statement/prospectus), each of which will automatically convert into shares of Class A common stock in the Domestication and remain outstanding following the consummation of the Business Combination, and (iii) 8,000,000 SVF 3 Class B ordinary shares that will automatically convert into 8,000,000 shares of SVF 3 Class B common stock in connection with the Domestication, which shares will then automatically convert into 8,000,000 shares of the Post-Combination Company’s Class A common stock in connection with the Business Combination.

(2)

Represents the number of shares of Class A common stock of the Post-Combination Company that may be issued upon exchange of units in New Symbotic Holdings (as defined in the proxy statement/prospectus), comprising (i) 45,947,608 shares of Class A common stock which may be issued upon exchange of units in New Symbotic Holdings (as described in the proxy statement/prospectus) and an equal number of shares of the Post-Combination Company’s Class V-1 common stock, par value $0.0001 per share, to be issued to certain unitholders of Warehouse Technologies LLC upon consummation of the Business Combination, (ii) 20,000,000 shares of Class A common stock which may be issued upon exchange of units in New Symbotic Holdings (as described in the proxy statement/prospectus) and an equal number of shares of Class V-1 common stock, par value $0.0001, to be issued to unitholders of Warehouse Technologies LLC upon achievement of certain earn-out conditions as described in the proxy statement/prospectus, and (iii) 421,431,957 shares of Class A common stock which may be issued upon exchange of units in New Symbotic Holdings (as described in the proxy statement/prospectus) and an equal number of shares of the Post-Combination Company’s Class V-3 common stock, par value $0.0001 per share, to be issued to certain unitholders of Warehouse Technologies LLC upon consummation of the Business Combination.

(3)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the SVF 3 Class A ordinary shares on the Nasdaq Capital Market on February 1, 2022 ($9.85 per share), in accordance with Rule 457(f)(1).